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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                              NEWMARK HOMES CORP.,
                             A DELAWARE CORPORATION,
                                       AND
                              NEWMARK HOMES CORP.,
                              A NEVADA CORPORATION


         THIS AGREEMENT AND PLAN OF MERGER dated effective as of February 12, 2001 (the "Agreement") is entered into by and between Newmark Homes Corp., a Delaware corporation ("Newmark-Delaware") with its principal address at 1200 Soldiers Field Drive, Sugar Land, Texas 77479, and Newmark Homes Corp., a Nevada corporation ("Newmark-Nevada") with its principal address at 1200 Soldiers Field Drive, Sugar Land, Texas 77479. Newmark-Delaware and Newmark-Nevada are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

         A. Newmark-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 30,000,000 shares, $0.01 par value, of common stock and 3,000,000 shares, $0.01 par value of preferred stock. As of the date hereof, 100 shares of Newmark-Delaware common stock are issued and outstanding, all of which are held by Newmark-Nevada and no shares of preferred stock are issued and outstanding.

         B. Newmark-Nevada is a corporation duly organized and existing under the laws of the State of Nevada and has an authorized capital of 30,000,000 shares, $0.01 par value, of common stock and 3,000,000 shares, $0.01 par value of preferred stock. As of the date hereof, 11,500,000 shares of Newmark-Nevada common stock are issued and outstanding and no shares of preferred stock are issued and outstanding.

         C. The Board of Directors of Newmark-Nevada has determined that, for the purpose of effecting the reincorporation of Newmark-Nevada in the State of Delaware, it is advisable and in the best interests of Newmark-Nevada and its stockholders that Newmark-Nevada merge with and into Newmark-Delaware upon the terms and conditions herein provided.

         D. The respective Boards of Directors and stockholders of Newmark-Delaware and Newmark-Nevada have approved this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Newmark-Delaware and Newmark-Nevada hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                    I. MERGER

         1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Nevada Private Corporation Law, Newmark-Nevada shall be

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merged with and into Newmark-Delaware (the "Reincorporation Merger"), the separate existence of Newmark-Nevada shall cease and Newmark-Delaware shall survive the Reincorporation Merger and shall continue to be governed by the laws of the State of Delaware, and Newmark-Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be "Newmark Homes Corp."

         1.2 FILING AND EFFECTIVENESS. The Reincorporation Merger shall become effective when the following actions shall have been completed:

         (a) This Agreement and the Reincorporation Merger shall have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Nevada Private Corporation Law;

         (b) All of the conditions precedent to the consummation of the Reincorporation Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

         (c) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

         (d) An executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the Nevada Private Corporation Law shall have been filed with the Secretary of State of the State of Nevada.

         The date and time when the Reincorporation Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

         1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Newmark-Nevada shall cease and Newmark-Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Newmark-Nevada's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Newmark-Nevada in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Newmark-Nevada in the same manner as if Newmark-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Nevada Private Corporation Law.


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                  II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

         2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Newmark-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.2 BYLAWS. The Bylaws of Newmark-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

         2.3 DIRECTORS AND OFFICERS. The directors and officers of Newmark-Nevada immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

         3.1 NEWMARK-NEVADA COMMON STOCK. Upon the Effective Date of the Merger, each share of Newmark-Nevada common stock, $0.01 par value, issued and outstanding immediately prior thereto shall, by virtue of the Reincorporation Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of common stock, $0.01 par value, of the Surviving Corporation.

         3.2 NEWMARK-NEVADA BENEFIT PLANS. Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue all employee benefit plans of Newmark-Nevada. The execution of this Agreement shall constitute an amendment to each of the employee benefit plans to reflect the Surviving Corporation as the corporation referenced in such employee benefit plans notwithstanding the actual references therein to Newmark-Nevada.

         3.3 NEWMARK-DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of common stock, $0.01 par value, of Newmark-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Reincorporation Merger and without any action by Newmark-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

         3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Newmark-Nevada common stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to such holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's common stock into which such holders' shares of Newmark-Nevada common stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Newmark-Nevada common stock shall be deemed for all purposes to represent the number of


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whole shares of the Surviving Corporation's common stock into which such shares of Newmark-Nevada common stock were converted in the Reincorporation Merger.

         The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate as provided above.

         Each certificate representing common stock of the Surviving Corporation so issued in the Reincorporation Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Newmark-Nevada so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

         If any certificate for shares of Newmark-Delaware common stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Newmark-Delaware or the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Newmark-Delaware that such tax has been paid or is not payable.

                                   IV. GENERAL

         4.1 FURTHER ASSURANCES. From time to time, as and when required by Newmark-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Newmark-Nevada such deeds and other instruments, and there shall be taken or caused to be taken by Newmark-Delaware and Newmark-Nevada such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Newmark-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Newmark-Nevada and otherwise to carry out the purposes of this Agreement, and the officers and directors of Newmark-Delaware are fully authorized in the name and on behalf of Newmark-Nevada or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         4.2 COVENANTS OF NEWMARK-DELAWARE. Newmark-Delaware covenants and agrees that it will, on or before the Effective Date of the Merger, take such other actions as may be required by Delaware law or Nevada law to accomplish the Reincorporation Merger, including appointing an agent for service of process in the State of Nevada if and to the extent required under provisions of Nevada law.

         4.3 ABANDONMENT. At any time before the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and Articles of Merger with the Secretary of State

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of the State of Nevada, this Agreement may be terminated and the Reincorporation
Merger may be abandoned for any reason whatsoever by the Board of Directors of either Newmark-Nevada or Newmark-Delaware, or both, notwithstanding the approval of this Agreement by the stockholders of Newmark-Nevada or by the sole stockholder of Newmark-Delaware, or by both.

         4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of Articles of Merger and a Certificate of Merger with the Secretaries of State of the States of Nevada and Delaware, respectively, provided that an amendment made subsequent to the adoption and approval of this Agreement and the Reincorporation Merger by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Reincorporation Merger, or (3) alter or change any of the terms and conditions of this Agreement, if in the case of clause (2) or (3) such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

         4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle, and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

         4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 1200 Soldiers Field Drive, Sugar Land, Texas 77479, and copies thereof will be furnished to any stockholder and to any creditor of either Constituent Corporation, upon request and without cost.

         4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Nevada Private Corporation Law.

         4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, this Agreement is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                      NEWMARK HOMES CORP.,
                                      a Delaware corporation


                                      By: /s/ Lonnie M. Fedrick
                                         ---------------------------------------
                                              Lonnie M. Fedrick, President

                                     ATTEST:


                                     By: /s/ Terry C. White
                                        ----------------------------------------
                                             Terry C. White, Secretary


                                      NEWMARK HOMES CORP.,
                                      a Nevada corporation


                                      By: /s/ Lonnie M. Fedrick
                                         ---------------------------------------
                                              Lonnie M. Fedrick, President

                                      ATTEST:


                                      By: /s/ Terry C. White
                                         ---------------------------------------
                                              Terry C. White, Secretary




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